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                                                                      EXHIBIT 21

                            WASHINGTON MUTUAL, INC.

                               SUBSIDIARY LISTING

WASHINGTON MUTUAL BANK

Chartered under the laws of the state of Washington

DBA:   Washington Mutual Bank
       WM Business Bank
       Western Bank

NEW AMERICAN CAPITAL, INC., a Delaware corporation

WASHINGTON MUTUAL BANK, FA

DBA:   Washington Mutual Bank, FA
       Alta Residential Mortgage, Inc.
       ARMT, Inc.

Federally-chartered under the laws of the United States